Form C

Cover Page

Name of issuer:

SouveNEAR, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MO

Date of organization: 2/13/2014

Physical address of issuer:

4161 Holly St.
Kansas City MO 64111

Website of issuer:

http://www.souvenear.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$87,219.00	$89,679.00
Cash & Cash Equivalents:	$28,774.00	$20,003.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$43,363.00	$42,217.00
Long-term Debt:	$12,000.00	$17,909.00
Revenues/Sales:	$241,449.00	$147,368.00
Cost of Goods Sold:	$138,289.00	$84,419.00
Taxes Paid:	$0.00	$0.00
Net Income:	$18,992.00	($6,677.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

SouveNEAR, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tiffany King	Manager, SouveNEAR LLC	SouveNEAR LLC	2014
Suzanne Southard	Manager, SouveNEAR LLC	SouveNEAR LLC	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tiffany King	Managing Member	2014
Suzanne Southard	Managing Member	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Tiffany King	42500.0 Class A Units	42.5
Suzanne Southard	42500.0 Class A Units	42.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Leisure travel is impacted by the health of the economy, security events, natural disasters, and other factors out of our control. Since our business is largely in airports, revenue could be adversely impacted if fewer people are traveling.

Airports are highly competitive locations in regards to securing opportunities to do business. We are forecasting based on expanding numbers of cities and machine locations, but we have an executed agreement with only one new airport at this time. While funding secured will help us apply for more opportunities, there is no guarantee that we will be able to expand the business to enough locations to generate revenue as projected.

Current airport chain retailers who are already in many markets could begin carrying similar items or start a brand for locally-made items, moving more quickly than we as a small, young business with more limited financial resources are able to.

Leases may not be renewed. While we see no reason that we wouldn't be able to renew if we choose (we're on our fourth year at one of them), there is no guarantee that even if we are adding new airports we might not lose current revenue-generating locations.

Other vending machine companies / operators may try to compete by selling locally-made items.

The Company may never receive a future priced equity financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company. If neither the conversion of the SAFE nor a liquidity event occurs, the Purchasers could be left holding the SAFE in perpetuity. The SAFE have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Competition for tourist dollars is high. SouveNEAR will compete on the basis of artistic, local offerings in places where they are usually not offered; high visibility due to flexibility (more locations) and novelty of vending machine model. But, there will always be many souvenir options from which travelers can choose.

Tax matters: please consult your tax and legal advisors for tax implications of investing. The company is taxed as a Partnership.

At this point business operations rely very heavily on three partners. While all three are committed and thoroughly engaged, and while we hope to staff better with funding secured, anything catastrophic or unforeseen were to happen to one of the partners, business could be impacted.

The trend toward locally-made items may decline, causing an adverse effect on our business. We believe that it will still make sense for mementos/souvenirs to be from the place, but there is not a guarantee that our company's concept will attract customers as projected.

We publicly work with a large number of artist/maker vendors, sites, and contractors, as well as current and future staff. Although we try our best to work with reputable businesses and individuals, there's an inherent risk that negative publicity about an affiliated provider will negatively impact our revenue.

Investing in start-ups such as SouveNEAR involves a high level of risk. You should not invest any funds unless you are able to bear the entire loss of the amount invested.

The Class C Units which investors in the SAFE will receive if it converts have not yet been authorized by the company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general Company purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 5% -- Wefunder Intermediary Fee

75% machines, inventory, and set-up costs for new locations

20% staffing for product development and e-commerce improvements

---

If we raise: **$1,070,000**

Use of Proceeds: 5% Wefunder Intermediary Fee

50% Machines and inventory for new cities, plus other expenses related to set-up in new locations (travel, security badging, initial staffing, filings, etc.)

35% staffing: product development and merchandising; accounting / CFO services needed to manage multiple locations and jurisdictions; Graphic design (web, marketing, packaging, machine wrap art); e-commerce management; marketing;

10% Office and equipment expenses

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:
(i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (85%) , or (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. (iii) for investors up to the first **$100,000** of the securities, investors will receive a valuation cap of **$5,000,000** and a discount rate of 80%

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs. *Major Investor Threshold* Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)). Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE. *Liquidity Events*. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive

- units equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company. *Repurchases*. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B	11,111	0	No
Class A	100,000	100,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The current Operating Agreement for the Company authorizes two classes of securities: Class A Units and Class B Units. Class A Units are capital interests that carry voting rights. Class B Units are profits interests for which Members will contribute services to the Company; they do not have any voting rights. As profits interests, Class B Units represent ownership in the growth of the company above the fair market value of the company at the time of their issuance. Class B Units are subject to additional transfer restrictions. In addition, generally, if a Class B Member's relationship with the Company is terminated, then all of its Class B Units will automatically be forfeited to the Company. No Class B Units have been issued as of today.

In the immediate future we intend to authorize the Class C units, which will be non-voting but otherwise with same rights and privileges as Class A Units. Investors in the SAFE, if converted, will receive Class C Units.

Liquidation proceeds will be distributed to members in accordance with and to the extend of their respective positive Capital Account balances (as defined in the Operating Agreement) after taking into account the allocation of all Income or Loss in accordance with the Operating Agreement for the taxable year(s) in which the Company is liquidated.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFEs, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20 of the Form C.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **Class A members** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the Class A members** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The Class A members** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The Class A members have the right to redeem their securities at any time. **Class A members** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFEs, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units (or at all)**.
As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the Company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time, or (c) the valuation multiplied by 85%.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**.
Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we may perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

Unless and until a SAFE converts into equity a holder will not be a member of the Company. Upon conversion of a SAFE, an Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from holders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. The Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2016	Section 4(a)(2)	Class A Units	$38,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

SouveNEAR sells locally-made art and goods from vending machines in airports and other tourist venues, offering alternatives to generic souvenirs made far away and stamped with the city name. With SouveNEAR, travelers easily find souvenirs they love, and local artists gain a larger audience. We currently have 15 machines between Oakland, Kansas City, and Newark airports and two non-airport sites. We've seen steady growth, with 400% revenue increase 2015-2017 and projected increase again in 2018.

SouveNEAR plans to be a go-to national brand with a successful presence in major and midsize airports around the country, enhanced with a busy online marketplace. Travelers will settle for fewer mass-made generic souvenirs. Instead, they'll be able to grab locally-made gifts right from the airport, knowing they are supporting artists and makers living in that city. With profitable locations in our established cities, we've shown our business model works. We're now in a prime position to scale.

Milestones

SouveNEAR, LLC was incorporated in the State of Missouri in February 2014.

Since then, we have:

- 400% growth in revenue from FY 2015 to FY 2017.

- Featured in USA Today, Time, NBC News, Travel+Leisure and more.

- Creative concept in HIGHLY visible locations - currently in 3 major airports.

- 17,700 customer purchases in 2017, supporting 80+ local makers

- Accepted into Goldman Sachs 10,000 Small Businesses Program for Spring 2019.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $241,449 compared to the year ended December 31, 2016, when the Company had revenues of $147,368. Our gross margin was 42.73% in fiscal year 2017, compared to 42.72% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $87,219, including $28,774 in cash. As of December 31, 2016, the Company had $89,679 in total assets, including $20,003 in cash.
- *Net Income.* The Company has had net income of $18,992 and net losses of $6,677 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $55,363 for the fiscal year ended December 31, 2017 and $60,126 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the Company has been financed with $22,500 in debt and $38,500 in equity. The Company expects to close a $200,000 friends and family round November 2018.

After the conclusion of this Offering, should we hit our minimum funding target, we do not anticipate needing to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other outside sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 18 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

SouveNEAR, LLC cash in hand is $30,777, as of November 2018. Over the last three months, revenues have averaged $21,873.34/month, cost of goods sold has averaged $16,315.41/month, and operational expenses have averaged $8,888.75/month, for an average burn rate of $3,330.82 per month. Our hope is to be profitable in 12 months.

We have relied on lines of credit to a greater degree as we have grown this year. We recently made large inventory purchases for new locations, plus financed 4 new machines. Our expenses have also increased as we've traveled, both in considering new locations and setting up at Newark Liberty International Airport. And we have paid for local NY/NJ contract work to prepare for launch there.

We record cost of goods sold as inventory purchases are made, not when sales are recorded. So, as we have purchased initial inventory for new sites over the past 3 months, our cost of good sold is abnormally high. Generally, our cost of goods (including packaging, shipping, credit card fees) is around 57%.

Although we cannot guarantee it, we expect expenses to increase in the next 3 - 6 months as we complete setting up business in another airport. We have just (4 weeks ago) placed 2 machines in Newark Liberty Airport and are planning to launch business in another city, in an airport (3 machines) and a non-airport location (1 machine) by the end of 2018.. Expansion to new cities has a high front-end cost. With secured funds, we plan to take steps with long-term profitability in mind and we anticipate that there may short-term losses even with growing revenue.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.souvenear.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SouveNEAR LLC SAFE
- SouveNEAR LLC SAFE

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Suzanne Southard
- Tiffany King

Appendix E: Supporting Documents

- SouveNEAR_revised_operating_agreement__socials_and_home_addresses_removed_.pdf

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SOUVENEAR
Made Here.
KANSAS CITY

INVEST IN SOUVENEAR

maximum target met

$0

raised of $0 maximum target from 0 investors

Locally-made, artistic souvenirs ... from vending machines!

SouveNEAR sells locally-made art and goods from vending machines in airports and other tourist venues, offering alternatives to generic souvenirs made far away and stamped with the city name. With SouveNEAR, travelers easily find souvenirs they love, and local artists gain a larger audience. We currently have 15 machines between Oakland, Kansas City, and Newark airports and two non-airport sites. We've seen steady growth, with 400% revenue increase 2015-2017 and projected increase again in 2018.



Tiffany King
Co-founder
Experience in real estate, with an emphasis in contract negotiations, relationships, and marketing.


SOUVENEAR
Made Here.
KANSAS CITY

Why you may want to invest

1. 400% growth in revenue from FY 2015 to FY 2017.
2. Featured in USA Today, Time, NBC News, Travel+Leisure and more.
3. Creative concept in HIGHLY visible locations - currently in 3 major airports.
4. 17,700 customer purchases in 2017, supporting 80+ local makers
5. Accepted into Goldman Sachs 10,000 Small Businesses Program for Spring 2019.

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Custom SAFE)

$5M valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $5M valuation cap and 20% discount.

20.0% discount

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $5M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$250+
Thank you note from the SouveNEAR team on an art print postcard from one of our local makers.

$500+
Tote bag with art by a SouveNEAR artist. Plus, invitation for 2 to an investor/artist appreciation party in city of your choice: Kansas City, San Francisco, or New York.

$1,000+
Limited edition, investors-only art print from a SouveNEAR artist, plus tote bag as above and invitation to investor/artist appreciation party in city of your choice: Kansas City, San

Our Ambition

SouveNEAR plans to be a go-to national brand with a successful presence in major and midsize airports around the country, enhanced with a busy online marketplace. Travelers will settle for fewer mass-made generic souvenirs. Instead, they'll be able to grab locally-made gifts right from the airport, knowing they are supporting artists and makers living in that city. With profitable locations in our established cities, we've shown our business model works. We're now in a prime position to scale.

souvenear.com

Francisco, or New York

$2,200+
All of the above plus "Founders' Favorites" box. We'll select 5 SouveNEAR items and mail them to you!

$5,000+
All of the above, plus a small original artwork we will commission as a series for investors from a local artist in one of our cities.

$10,000+
All of the above, plus two years of locally-made gifts! 3x per year for two years we'll send you an investor's update with our company news, and a surprise gift from one of our makers.

$20,000+
All of the above, plus we'll fly you and guest to one party in your choice of Kansas City, New York, or San Francisco, including a two night hotel stay, VIP swag bag w/gifts from 10 of our local makers in that city, and a dinner out with founders in that city.

see less

Why I Like SouveNEAR

I saw an article about SouveNEAR and immediately connected with the vision of what Tiffany and Suzanne were doing. Having traveled extensively, I often have been frustrated by the lack of convenient access to gifts that I actually wanted to buy. After researching the company, I wanted to be a part of it, to bring it to my home San Francisco Bay Area, that has no end of incredible artisans and makers. An introductory email was the start of what has become an outstanding business partnership, fostered around our shared passion to support local art communities. It has been my true honor to be an early investor and partner in SouveNEAR, a decision that has brought such pride, joy and... READ MORE



Betsy Wolf
SOUVENEAR INVESTOR, SF BAY AREA MANAGER FOR SOUVENEAR

THE BUZZ ABOUT SOUVENEAR

We all know the sinking feeling of dashing through the airport after a holiday and realising you've forgotten to buy a couple of pressies. You rush into a souvenir store, but the items on offer can often be generic and not reflective of the place you've just visited. That's where SouveNEAR can help as its machines are filled with t-shirts, handmade candy, soaps, jewellery, pins, patches, eco-friendly baby clothing, and other items made by local artists.

Andrea Smith

Lonely Planet writer

Go elsewhere to buy soda and snacks: the newest vending machine at Kansas City International Airport is stocked with art and one-of-a-kind souvenirs curated by SouveNEAR, a company that produces and sells authentic local goods.

Harriet Baskas

USA Today

For us — and probably for a lot of the people that work with SouveNEAR, I would guess — the whole thing is kind of cool in that we're actually getting paid for marketing.



Todd Zimmer

SouveNEAR artist, owner of zim's Sauces

It struck us as a little sad that so many souvenirs offer only the name of the city – and none of the story, none of the spirit. We loved the idea that buying a souvenir could actually do a small part to support the work of (creative people) within our city. We're so proud to be able to showcase the work of local artists.



Tiffany King

Co-Founder of SouveNEAR

We believe that travelers feel better buying gifts that support creativity and that are connected to the places they love.



Suzanne Southard

Co-Founder of SouveNEAR

When SouveNEAR first reached out to me, I was initially hesitant imagining kaibelle products in a vending machine. As they explained the concept behind their machines, and I saw what they had accomplished in other airports across the US, I quickly realized they couldn't be further from a typical vending machine. Having a bit of wanderlust myself, the idea of being able to purchase thoughtful and locally made keepsakes before hopping onto a plane is truly exciting. It's an honor knowing kaibelle wooden postcards sit alongside other beautiful, handmade goods from talented makers in the NYC area!

Neena Litton

Owner/artist, kaibelle

SouveNEAR has really taken off at Kansas City International Airport! Customers are always commenting that they love the unique, local items and the cool way they are sold through a vending machine. Often times we will catch posts of the merchandize shared on social media. SouveNEAR really has created a buzz at KCI Airport!



Joe McBride

Senior Manager - Marketing & Communications, Kansas City Aviation Department

I've heard from repeat customers who have told me they purchased a headband for someone on their way out of town and when they came home, they looked up my Etsy shop.



Vann Benson

Owner/Artist, It's Vann Designs

For SouveNear, the focus is on quality and offering products one might find in a local boutique or at the Nelson-Atkins Museum of Art.



Leslie Collins
Reporter, Kansas City Business Journal

Need a last-minute souvenir? These airport vending machines sell locally-made artisan gifts

If you're travelling through Newark Liberty International Airport, you can now purchase locally-made, artistic souvenirs from newly-installed vending machines. We all know the sinking feeling of dashing through the airport after a holiday and
October 30, 2018 @ lonelyplanet.com

Now You Can Get Locally Made Artisan Gifts From an Airport Vending Machine (Video)

"We believe that travelers feel better buying gifts that support creativity and that are connected to the places they love."
October 23, 2018 @ travelandleisure.com

Local art vending machine launches at KCI Airport - Kansas City Business Journal

Kansas City-based SouveNear is showing off local art in an unusual manner: a vending machine. SouveNear launched its first vending machine at the Kansas City International Airport in late November. The goal is to provide convenient souvenirs to
June 1, 2018 @ bizjournals.com

KC-based SouveNEAR vending machine startup prepping to scale up

SouveNEAR offers travelers a piece of KC - from KC, said co-founder Tiffany King. Co-founded in November 2014 by King and Suzanne Southard with just one machine at Kansas City International Airport, the startup now has now grown to 12 machines -
March 6, 2018 @ startlandnews.com

Get art, fresh salad or a charge from airport vending machines

Stuck at the airport? Instead of constantly refreshing your phone for flight updates, head over to the vending machine - not for packaged cookies or soda; but for fresh salad, cosmetics, or even local artwork. Dining and shopping options at most airports
December 16, 2016 @ nbcnews.com

Vending Machines Full Of Locally-Made Products Appear In Mid-Market, SoMa | Hoodline

The Hall at Sixth and Market and The Yard just south of AT&T Park are both known as destinations for food, drinks and often live music and community events. But with the installation of vending machines full of locally-produced items, they may soon
April 30, 2016 @ hoodline.com

Tiffany Heaton King and Suzanne Southard, founders of SouveNEAR, talk selling souvenir art in this week's Pitch questionnaire

Sabrina Staires Hometown King: I'm from KC. My parents called me the "Queen of River Quay" because we lived in the River Market when I was born, and apparently I was the only baby there. (My "baby book" tells of my early trips to neighborhood-
February 18, 2015 @ pitch.com

You Can Now Buy Art From a Vending Machine

Here's a quick solution if you forgot to pick up a souvenir for your loved one
January 15, 2015 @ time.com

Vending machine promotes art at airport

SouveNEAR co-founders Suzanne Southard and Tiffany King said they are excited to offer local pieces to travelers. The newest vending machine at Kansas City International Airport is filled with unique art all made by local artists. The vending
January 6, 2015 @ youtube.com

Kansas City Airport Sells Local Art Via Vending Machine

There's a new way to experience local flavor at the Kansas City airport. A recently installed vending machine in Terminal B dispenses not food but products made by local artisans. SouveNEAR, a...
January 5, 2015 @ travelandleisure.com



Vending machine dispenses art at Kansas City airport

The SouveNEAR vending machine at Kansas City International Airport. (Photo: SouveNEAR) Go elsewhere to buy soda and snacks: the newest vending machine at Kansas City International Airport is stocked with art and one-of-a-kind souvenirs
December 30, 2015 @ usatoday.com

SouveNEAR Vending Machine Makes Buying Souvenirs Push-Button Easy -

SouveNEAR, which sells distinctive wares made by Kansas City artists, designers and makers, has unveiled its first vending machine at Kansas City International Airport. The SouveNEAR vending machine located at Terminal B at KCI offers jewelry,
December 16, 2014 @ ithinkbigger.com

Locally-made, artistic Souvenirs...from Vending Machines!

SouveNEAR sells locally-made, artistic souvenirs...from vending machines! We're making it easy for busy travelers to support local small businesses - artists and makers - and to find mementos they love. We offer a range of products like what you'd find at an indie craft fair: t-shirts, handmade jewelry, body products, gourmet food items, art prints and originals, kids items.

The time is right. So many of us value local, artistic items, yet so many souvenirs are still made far away and just stamped with the city name; airports and tourist destinations often lack gifts that truly reflect our vibrant creative communities. Look for SouveNEAR machines at Oakland CA, Kansas City MO, and Newark NJ airports. More coming!


SOUVENEAR
Made Here.



Find SouveNEAR in the Oakland, Kansas City, and Newark Airports



Golden Gate Bridge tea towel, by The Heated


Kansas
City

Retro KC rainbow tee, by Ampersand Design Studio


CALIFORNIA
JUNIOR ILLUSTRATOR
COLORING BOOK

CA Junior Illustrator coloring book, by Melissa Garden


thēz nüts
ARTISAN NUT COMPANY
KANSAS CITY, USA
Cinnamon Candied Pecans
4 oz.

Cinnamon candy pecans, Thez Nuts



California Poppies tea towel, by Eko Kreations


New York City
STICKER
PACK
MetroCard

NYC sticker pack, by Annie Draws Stuff



NYC onesie, by Loop Collection



"Bikes on 9th", by Give Alice Your Money


iron-on
CALIFORNIA
MERIT BADGES

California Merit Badges by Poppy and Quail

Our Artists

We currently source from 80-100 artists from Kansas City, the San Francisco Bay Area and New York/New Jersey for our SouveNEARs. They are painters, designers, printers, beekeepers, fashion designers, chocolatiers, chefs, jewelers, textile artists and more! For some their "making" is a full-time gig, for others not. We love getting to know them, and supporting their creative work with purchases.



Christopher Elbow CHOCOLATES
Melissa Garden & Illustration Design
CLAUDIA PEARSON
Ooh La La PETITE BOUTIQUE
Ampersand DESIGN STUDIO
sew KC
Etta+Billie
Raaka
HAMMERPRESS LETTERPRESS + DESIGN STUDIO
Amos Goldbaum
THE HEATED
Zims Hot Sauce
OAKLANDISH
thēz nüts ARTISAN NUT COMPANY
Sustainable PAPER CRAFT
Mark Poulin
tote+able
RED HARE LEATHER
MESSNER BEE FARM
LOST & FOUND DESIGN
POPPY AND Quail
COYOTE BRUSH STUDIOS
KIKA'STREATS
THE Weekend MOVEMENT

Our Progress So Far

We've proven the business model. Now, it's time to scale SouveNEAR across the country. With the funds raised, we can be in position to get local art into more airports. We can buy machines and inventory, plus be able to staff efficiently to more quickly apply to new locations. We also will have capacity to build our on-line (sales) presence and to focus on merchandising, product information, and machine ease-of-use, making our current locations sell better.

November 2014 — **Launched SouveNEAR with one vending machine at Kansas City Airport**

December 2014 — **Immediate press attention**
USA Today, TIME, and Travel & Leisure all dover our launch.

November 2015 — **5 machines operating in Kansas City**

April 2016 — **Launch in Bay Area with 2 new machines**

Spring 2018 — **Secured contracts in Newark, NJ and Cincinnati, OH**

July 2018 — **12 machines in KC, Oakland, and San Francisco**

November 2018 — **Expand to Newark; now 15 machines**

February 2017 — **This is an event in the future**
See how it's styled sorta differently? Yeah.

December 2017 — **This is an event in the future**
See how it's styled sorta differently? Yeah.

Let's Make Souvenirs Special

Friends and supporters,

In 2013 the two of us (already friends) sat in a coffee shop and listed out a dozen or so business ideas we had. We had the entrepreneurial itch (and we love a good brainstorm)! This idea quickly rose to the top of the list; it just made sense to us that souvenirs could actually be from the city they represent. We had both been in the "pinch" of airport shopping for souvenirs and settling for things we knew would end up in the back of a drawer. And, we really loved the idea of channeling more tourist dollars toward local artists and makers. It was the idea that inspired us; we felt that our skills and experience were well-suited and that the work would keep us excited and engaged over time. We got our start at the end of 2014, and with some persistence, good advising, help from friends, late nights, great cheerleaders, more coffee and hard work we've been able to bootstrap our way into three regions. And indeed we're still personally excited, engaged, and ready for more! We've gotten interest from around the country from people who want SouveNEAR in their city. We've simply not had resources to grow as quickly as we would like.

We hope you'll join us and become a SouveNEAR investor. We'd love to get in to many more airports across the country, to increase our on-line presence, to tell artist stories better and to more people. We need partners to help us make it happen. It's truly a rewarding endeavor: customers love it, cities are proud to put their best creative foot forward for visitors, airports are happy to offer their passengers something different and fun, and artists and makers are happy for the sales and exposure. We're very proud of the concept, our team, the items we offer and the artists who make them, and we hope you would feel proud to be involved too.

Here's to creativity,

Suzanne and Tiffany

On Track to Sell 20,000 Total Items



20K
15K
10K
2K
2014
2015
2016
2017
2018
Projections based on historical sales
Items sold

Traction

400%	15	4	90
Revenue growth from FY 2015 to FY 2017	Machines in Kansas City, San Francisco, Oakland, and Newark	4 machines coming to a new city in the next few months	Artist suppliers

Meet the Founders



Tiffany King

Co-founder

Experience in real estate, with an emphasis in contract negotiations, relationships, and marketing.



Suzanne Southard

Co-Founder

Retail and art background. GM for fair-trade stores: purchasing, staff, and financial management.

AND THE REST OF THE TEAM



Betsy Wolf

SF Bay Area Partner

Background as software engineer, consultant. Manages Bay Area: growth, operations, finance, curation



Tim Hill

Art Director / Designer

Graphic designer, web developer. Owner, Draft Horse Studio. SouveNEAR branding & design. (Contract)



Tara Tonsor

Manager, Kansas City Operations

Jewelry designer, art educator, business owner, artist. Manages KC purchasing and ops. (Contract)



Aurelien Coste

Manager, NY / NJ Operations

Digital Marketing, communications, optimization. Manages curation and logistics of NY/NJ. (Contract)



Maija Zummo

Manager, Cincinnati Area Operations

Newspaper editor, founder Made in Cincinnati marketplace. Managing curation & logistics. (Contract)

Interview

Wefunder interviewed Tiffany King and Suzanne Southard of SouveNEAR on November 20, 2018.

– COLLAPSE ALL

WF: Who are you and what does your company do?

SOUVENEAR: We are Tiffany King and Suzanne Southard, the co-founders of SouveNEAR.

SouveNEAR sells locally-made artistic souvenirs and gifts through vending machines. We are typically located in busy touristy places, like airports. The idea behind SouveNEAR is helping busy travelers find authentic gifts quickly and conveniently. In contrast to a lot of airport stores that might offer products made far away and just stamped with the name of a city, we have items that are genuinely connected to that city. They're all designed and made there, and come with some backstory. Our goal is for customers to get souvenirs that they love, and also they get the opportunity to support small businesses and artists with their souvenir purchases.

WF: How do you find the artists that create your merchandise?

SOUVENEAR: At first, we did a lot of scouting at local craft fairs. We talked to artists that we knew and then we talked to their friends. Now we get a lot of artists coming to us. We've found that they really appreciate having the number of eyes on their work that we get in airports, and so we have a lot of people submitting their work through our website, or reaching out through other artists, trying to make connections.

WF: Why did you want to start this?

SOUVENEAR: We had both been in the situation of being that traveler at the airport needing to buy something at the last minute, and often there just wasn't anything that was the sort of thing we would normally want to purchase. You have to decide to either go home empty handed or to buy something that feels generic and not in line with your purchasing values.

It just didn't make sense to us that souvenirs are made far away and stamped with the name of the city when there are so many fantastic artists and makers living in that city. When we were shopping, even if it was last-minute airport shopping, we wanted to be able to support them with our purchase and take home something more creative and connected.

We were friends before we were business partners. We are both entrepreneurial in spirit, and one day over coffee we talked about starting a business together and threw out a number of ideas. This was the idea that really resonated with the both of us. It felt like something we could build into a large company, and also it felt like something that would continue to inspire us.

WF: Was your concept always the same or has it evolved?

SOUVENEAR: From the start, SouveNEAR has been about creating a nationally recognized brand offering artistic, locally-made souvenirs. The central mission hasn't changed - it's supporting local artists with traveler purchases. We looked at several business models, though. We considered trying to get more local artists into airport stores, museum stores, and other places that were harder to get into. For the first year, we did a lot of research toward trying to make that work out. We talked to wholesale and retail souvenir vendors. We talked to museum store managers, artists, and our hometown airport about our idea. We did a lot of work on product development. We took an entrepreneurship class and made a business plan. The first year was a big thought experiment. The vending machine idea didn't come until toward the end of that year when we had the "aha" moment, realizing that the small footprint might be the perfect way to get into busy, competitive, expensive places. So we shifted our planning. We moved away from the idea of being a curator and wholesale intermediary, trying to make it easier for retailers to support local artists, to being a retailer selling from vending machines.

WF: Why sell through vending machines?

SOUVENEAR: We knew that the number one place to be for tourists, in terms of the number of travelers, would be airports. But the retail space at airports is very expensive and highly competitive. It's not space typically open to brand new small businesses with a different concept and model. Labor costs were a real consideration as well. Vending machines made sense in terms of the economics. It was a discreet expense on the front end, we could control the numbers of our initial capital outlay. We took up a small enough space that we were able to talk our hometown airport into giving us a chance to try it out.

Having multiple vending machines in an airport gives us higher visibility. It's also a novel, fun way to shop, and the model keeps us curating tightly, which our customers appreciate.

WF: How many machines do you have now? Where are they?

SOUVENEAR: We have fifteen machines spread between Kansas City, the San Francisco Bay Area and Newark. The majority are located within airports. Everything we sell is local to that particular area, so all items offered in Kansas City are from Kansas City, all Bay Area items are from the Bay Area, etc.

WF: How did you choose the Bay Area as your second region?

SOUVENEAR: We have an equity partner in the Bay Area, who first discovered us when she was reading an article about our company. Like us, she is a traveler and appreciates art and meaningful purchasing. She felt like we were doing exactly what she would love to do, so she reached out to us with an impassioned letter stating why she might be a great fit.

Our plan has always been for this to be a national company. The Oakland and San Francisco area has such a vibrant arts community and of course lots of tourists, so it felt like a really great place for SouveNEAR. After meeting with our new partner Betsy a couple times, we felt like she had the drive, interest, and experience to carry it out, and she was very dedicated to our vision. So, the Bay Area made a lot of sense in terms of that partnership and also toward our goal of being a national brand. Getting to a coast quickly helped us stake out a national presence.

WF: How do you hope to grow in coming years?

SOUVENEAR: We have a lease agreement and another Midwestern airport, so we'll be launching there in the next few months. Within five years, we'd like to be in many more airports and be a well-known national brand. In addition to the vending machines, we want to explore opening airport shops. Plus, we really want to develop our on-line presence to be a much bigger marketplace.

WF: Why only airports? Why not go elsewhere?

SOUVENEAR: We would consider going elsewhere, and we are testing other locations. But so far we have found that airports are our ideal spot because of the high traffic, and that's where travelers are looking for a last-minute gift. Airports are just a great fit for what we offer, and it's where we personally felt the gap in offerings. And we don't want to compete with places where artists are already selling, like the established artistic neighborhoods with boutique shops, so we've steered clear of placing machines there. Our goal is to get local artists into places where they were not selling, to expand their market.

WF: Is there a long-term vision for the company outside of souvenirs, or do you see this as your niche?

SOUVENEAR: We feel focused on souvenirs, but not necessarily in the traditional sense of all of our offerings saying the city name. To us, a good souvenir is connected to that city and carries the creative spirit of that city. So, something made by a local artist is a souvenir even if it doesn't show an image of the city or the name. We do feel like we will stay with this model long term, but we see a number of different ways to expand. We've barely touched e-commerce, and that's certainly something we could connect with nicely. The machines, being so highly visible, could be the gateway to learning about the company and building trust among consumers, then driving them to our website. The items from SouveNEAR are always going to be locally made and tightly curated. There's definitely room to expand the brand within that.

WF: Who is your target customer?

SOUVENEAR: Our customer age range is weighted toward 30-45. Because we're in airports, we target air travelers in general, and we know from research that they have higher household incomes than the general population. Our social media followers are mostly women, but we find through observation and customer surveys that we have a good mix of men and women buying from us, so we target both in our product mix and messaging. Our customers are travelers who desire something that's not generic, but artistic and unique.

WF: Have you done any advertising?

SOUVENEAR: The concept has resonated so strongly with people that shortly after we set up our first machine we ended up being mentioned in *Time* and *USA Today*. Since then we've also been in *Travel and Leisure*, *Better Homes and Gardens*, and a number of other news and business publications. A real strength for us is that we've had great visibility without spending much money at all on advertising. We've really been able to get some great PR, and that has helped us a lot in terms of getting the word out about our business.

WF: How often do you switch out the souvenirs?

SOUVENEAR: We change the selection on a regular basis, certainly monthly if not more often. We have some items that have stayed in for quite a while, but we're always mixing it up just to keep it fresh and give opportunities to new makers.

WF: Have you seen repeat customers? ^

SOUVENEAR: Yes, we definitely have shoppers that repeat. We know that from credit card data and our own research. We had a graduate university marketing class do surveys at our machines and online, and many people reported that they were repeat buyers or would plan to buy again. That study also found that our customers' satisfaction was extremely high. And, we try to rotate new items in so that if people look at our selections on different trips, there will be something new to see.

WF: How many customers do you have? ^

SOUVENEAR: We've had 17,700 purchases in the past year alone.

WF: What is your business model? ^

SOUVENEAR: For many items we sell, we operate like a gift shop, buying at wholesale from artists and then marking up to sell. But we also do some product development, and we hope, particularly as we take on more funding, to increase this part of our business by bringing in someone with product development expertise. We still produce locally and license images from local artists. This keeps the artist designing, rather than spending as much time on production. Second, we can increase our impact within the city by hiring a local production facility. Lastly, it helps our sustainability by increasing our margins.

WF: I imagine that using smaller vendors and smaller manufacturers could make your costs higher. How are you dealing with that? ^

SOUVENEAR: The costs are higher for our products. Part of our plan for sustainability is in our vending machine model, which allows us to have lower overhead. But we still have high costs of airports. Also, by licensing work from artists and adding their designs to products we develop and manage production, we have higher margins. We can still be as much value to the artist when we license as we are when we buy their product wholesale. They get to be in front of just as many people, but they're not managing the production and are focusing on their art. It allows us to include some artists that might not be making products like we sell - they might just be artists doing design work or fine art, and we can make their work into products to sell and improve our bottom line at the same time.

WF: Have you ever had an issue where an artist couldn't supply what you requested for one of your vending machines? ^

SOUVENEAR: Yes, we have. We've had a couple artists that had to back away from working with us. We try to give artists as much information as possible about the anticipated sales, but we never know with certainty where it's going to go. We try to encourage our makers to make sure they're selling to us at a price that's worth it to them, because we may have high demand. When we introduce a new artist or item, we start with a smaller order to test out whether the market is there, and we've had a couple times where early on a little bit was fine but when the volume kicked up, it took more time than the artist actually had to devote. For the most part, we've been very fortunate. There are some items that we might not put in every machine. Maybe it's a special item, and we put it in a few machines instead of putting it in every machine in a city. And, we try to always have items on-hand that we can move into a slot if an artist isn't able to keep up with demand.

WF: What is the average number of items an artist will produce for you? ^

SOUVENEAR: We buy just one type of item from many of them, and we may order between 30 and several hundred of that one thing each time. We have a few artists we might buy two or three products from, but we are very limited on space and try to give opportunities to a number of artists. We don't want to fill half the machine with a single artist.

WF: How do you keep relationships going with so many artists?

SOUVENEAR: Establishing those connections is one of our favorite parts of this work. We have a contractor that we work with in Kansas City who is one of our artists. She fills our machines and does a lot of coordinating with our makers, which is great because she's very connected within the artist community. We also have personal relationships with lots of our makers; we often try to have a face-to-face when we first start working with them. Our partner in California does the purchasing there, so she has direct contact and great relationships with the artists. As we go into new cities, there's alway a local presence. It's never going to be a faceless national brand. We will always have some local person or organization within the maker community who is managing the relationships and handling the ordering and curating for that city.

It's a challenge, given that many gift retailers work with a few large distributors and have fewer direct purchasing relationships to maintain and manage. But, it's a challenge we love.

WF: How many artists do you work with currently?

SOUVENEAR: It's probably 80 to 100 at any given time.

WF: Who do you identify as your competition and how do you stand out?

SOUVENEAR: Our direct competition is airport retailers, and we stand out because we offer something that is locally made and certainly has a high artistic value to it. We not only have local items, but we have local items that come with a story and have an artistic look or feel to them. We also set ourselves apart with our visibility; we may be able to have five locations spread around the airport, where an airport shop might have one spot that travelers walk past and see. And, people notice the vending machines. There's a fun factor and novelty that sets us apart.

WF: Aren't some airport stores already offering locally made artistic gifts?

SOUVENEAR: Some are, but many airports are not offering very much in that category. We don't carry the same items as the stores that do sell local items. We're trying to carry items that stand out. We're trying to be more like an independent craft fair. Most airports really don't offer that.

WF: How are you measuring your growth?

SOUVENEAR: First, we are looking at revenue. Between 2015 and 2017, we grew by 400 percent in sales. Part of that is the number of machines and cities, we're always planning toward expansion in that regard. But even when we compare sales in the same number of machines, we've improved. And, we look even deeper into the efficiency of our business by looking at sales in each slot in the machine, because we have such limited space. We look for increases there too, to make the most of our space. We also look at increasing the number of artists that we work with and that becomes a benchmark of success for us too.

WF: What are you hoping to accomplish through the rest of this year?

SOUVENEAR: For the rest of 2018, we are working on the addition of another airport.

WF: Why are you fundraising now?

SOUVENEAR: We have several needs. We need funds to grow into new cities. We need to have a pool of money ready to purchase the machines and the inventory so that when we do get an airport opportunity, we are ready to go. Airports are competitive and sometimes unpredictable as far as when a request for proposal (RFP) is going to come out. There are also some specific needs regarding our infrastructure and our ability to sustain product development. We want to hire someone to help us with product development and merchandising.

There are a number of areas where we need to reach a certain scale in order to afford the positions that would actually help us to scale much faster. As we get to six or eight cities, we will start to have the kind of revenue that supports staff positions that will help us with some of the larger shared supports. We can have the local presence but with the strength of a national company that's able to provide the support on the back end with software experience, product development, and packaging. As we get larger, we would have the opportunity to provide more support at a national level for each of those local areas in a way that each individual city could not afford on its own.

WF: Why are you raising money through crowdfunding?

SOUVENEAR: We're in a good position for crowdfunding because we have really high visibility. We have millions of people going through airports where we have a presence so our brand is very visible for the size of company we are. That makes us feel like there's a good opportunity here.

Also, the excitement around our business has been very fun for us to see. People we meet have really given some thought to our business. There are people who have come to us wanting to be involved in some way - they tell us they would love to see this in their city. We have so many cheerleaders, and we think offering a bit of ownership in the business makes sense.

WF: What do see as your exit plan, if you have one?

SOUVENEAR: It's possible that we could sell to a larger brand at some point. We're definitely trying to get ourselves in good position for that. But for now, we're focusing on growth and sustainability. We want to be able to grow as quickly as possible. And we have big visions and love for this job, so we're not in a huge hurry to sell off.

WF: What's your philosophy around keeping true to your mission versus generating revenue?

SOUVENEAR: So far we've been more true to the mission in that we haven't paid ourselves much yet. We put our money where our mouths are, and we feel like if we grow this in a way that is sustainable, once it gets to a certain point, there will be enough for everybody. We're very dedicated to the mission of it.

We receive really good feedback from artists. They appreciate that we buy from them, instead of consigning like some boutiques. They appreciate the high visibility our business offers them. For some, licensing their designs is an easy way to have the visibility without taking time away from their current work. If we don't have good artist relationships, we really have nothing. We have to be a desirable place for them. That's really important to us and is a great measure of success in our minds regarding being true to our mission.

WF: What worries you most about the business?

SOUVENEAR: So many things can go wrong in a business, but our biggest concern is if we can grow it fast enough. Can we get out there and stake our claim? We're in the same position as a lot of startups in that we're stretched kind of thin right now. We have just a few people and we have big dreams and a long to-do list. One of our worries is having the resources to really blow it out. We're excited about the idea, and we believe in it becoming a national, well-known brand. But are we going to have the capacity to do it fast enough? Funding would help a lot with that.

WF: What about the business could change as you grow bigger?

SOUVENEAR: We started with one machine, and now we have eight in Kansas City. As our presence in a city grows over time, the size of the orders increases. That's great and can also be challenging for some of the smaller businesses we buy from. But, supporting artists with more sales is one of the most rewarding things about growing the business.

As we get into more cities, we'll be able to have more of the operational "systems" supported across cities. For example, we can have someone building and updating the sites with product information to display on touchscreens on each machine in each city. We can have someone working on sourcing local "blanks" and production for licensed products. We can have someone at the national level whose job it is to just keep up with licensing and compliance in the multiple cities and jurisdictions. We can become more efficient in these ways.

We'll continue to put more machines in more cities, but we also want our online sales component will be bigger, and we'd like to explore the idea of airport shops too.

WF: What makes your team particularly well suited to run this business?

SOUVENEAR: We come from different backgrounds. Tiffany has a real estate background with an emphasis in contract negotiations, relationship building, and marketing. She studied economics and is particularly inspired by SouveNEAR's potential for income generation for small local businesses. Suzanne brings art, non-profit management, and gift retailing experience. She was a general manager for a couple of fair trade stores, doing purchasing, inventory management, merchandising, promotions, and staff management. Our third partner, Betsy, was in software development and project management so she brings a real love of the technical aspects of the business, spreadsheets, and data, in addition to organizational skills to move the business forward.

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RISKS

1 Leisure travel is impacted by the health of the economy, security events, natural disasters, and other factors out of our control. Since our business is largely in airports, revenue could be adversely impacted if fewer people are traveling.

2 Airports are highly competitive locations in regards to securing opportunities to do business. We are forecasting based on expanding numbers of cities and machine locations, but we have an executed agreement with only one new airport at this time. While funding

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

SouveNEAR is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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